Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2296593
(State of Incorporation)	(I.R.S. Employer Identification No.)

520 Broad Street

Newark, New Jersey 07102

(212) 658-1450

(Address of Principal Executive Offices, Including Zip Code

and Telephone Number)

Rafael Holdings, Inc. 2018 Equity Incentive Plan

(Full Title of the Plan)

David Polinsky

Chief Financial Officer

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Name, Address, including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Dov T. Schwell, Esq.

Schwell Wimpfheimer & Associates LLP

37 West 39th Street, Suite 505

New York, NY 10018

(646) 328-0795

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class B Common Stock, par value $.01 per share	$118,409	(2)	$40.42	(3)	$4,786,092	(3)	$522.16
Total	118,409						$522.16

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Rafael Holdings, Inc. 2018 Equity Incentive Plan, as amended and restated (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Represents the maximum number of shares of common stock reserved for issuance exclusively for the grant of awards (the “Inducement Awards”) granted pursuant to the Plan in compliance with New York Stock Exchange Rule 303A.08.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of the Class B Common Stock of the Registrant (“Class B Common Stock”) on the New York Stock Exchange on April 13, 2021.

PART I

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements on Form S-8 relating to the same employee benefit plan are effective in order to provide an increase in the pool from which to grant Inducement Awards granted pursuant to the Rafael Holdings, Inc. 2018 Equity Incentive Plan, as amended and restated, in compliance with New York Stock Exchange Rule 303A.08. The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-225115), excluding reports that the Registrant filed with the Commission that were incorporated into the Form S-8 Registration Statements in order to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2020 filed with the Commission on October 29, 2020;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended October 31, 2020 and January 31, 2021 filed with the Commission on December 15, 2020 and March 17, 2021, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on September 1, 2020, October 29, 2020, December 11, 2020, December 19, 2020, January 19, 2021, March 11, 2021 and March 17, 2021; and

(d)	The Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on November 23, 2020; and

(e)	Description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form 10, filed with the SEC on March 26, 2018, and contained in Exhibit 4.2 to our Annual Report on 10-K filed with SEC on October 29, 2020, including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
* 4.1	Rafael Holdings, Inc.’s 2018 Equity Incentive Plan, as amended and restated.
* 5.1	Legal Opinion of Schwell Wimpfheimer and Associates LLP.
* 23.1	Consent of Schwell Wimpfheimer and Associates LLP (included in Exhibit 5.1 hereto).
* 23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on April 14, 2021.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
David Polinsky
Chief Financial Officer

The undersigned directors and officers hereby constitute and appoint Joyce Mason, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name in the capacities indicated any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated as of April 14, 2021.

Signature	Titles

/s/ Howard S. Jonas	Chief Executive Officer and Chairman of the Board of Directors
Howard S. Jonas	(Principal Executive Officer)

/s/ David Polinsky	Chief Financial Officer
David Polinsky	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen Greenberg
Stephen Greenberg	Director

/s/ Rachel Jonas
Rachel Jonas	Director

/s/ Boris C. Pasche
Boris C. Pasche	Director

/s/ Michael J. Weiss
Michael J. Weiss	Director

EXHIBIT INDEX

Exhibit No.	Description
* 4.1	Rafael Holdings, Inc.’s 2018 Equity Incentive Plan, as amended and restated.
* 5.1	Legal Opinion of Schwell Wimpfheimer and Associates LLP.
* 23.1	Consent of Schwell Wimpfheimer and Associates LLP (included in Exhibit 5.1 hereto).
* 23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

*	Filed herewith